SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 18, 2004

(Date of earliest event reported)

LANDAMERICA FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	1-13990 (Commission File Number)	54-1589611 (IRS Employer Identification No.)

101 Gateway Centre Parkway Richmond, Virginia (Address of Principal Executive Offices)	23235-5153 (Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Item 5.

Other Events and Regulation FD Information.

On May 5, 2004, LandAmerica Financial Group, Inc. sold $125.0 million principal amount of 3.25% Convertible Senior Debentures due 2034.  In connection with the sale of the debentures pursuant to a purchase agreement dated May 5, 2004, as amended on June 4, 2004 (the “Purchase Agreement”), LandAmerica granted to the initial purchasers of the debentures an option to purchase up to an additional $25.0 million principal amount of the debentures within 45 days of May 5, 2004.  On June 18, 2004, LandAmerica and the initial purchasers amended the Purchase Agreement to extend the initial purchasers’ option to 60 days after May 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.

(Registrant)

Date:  June 18, 2004

By:

/s/ G. William Evans

G. William Evans

Chief Financial Officer